Exhibit 99.1

The Priceline Group Reports Financial Results for 4th Quarter and Full-Year 2016

NORWALK, CT - February 27, 2017. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 4th quarter and full-year 2016 financial results. Fourth quarter gross travel bookings for The Priceline Group (the "Company", the "Group," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, net of cancellations, were $15.1 billion, an increase of 26% over a year ago (approximately 28% on a constant-currency basis).
The Group's gross profit for the 4th quarter was $2.3 billion, a 21% increase from the prior year (approximately 24% on a constant-currency basis). International operations contributed gross profit in the 4th quarter of $2.0 billion, a 23% increase versus a year ago (approximately 26% on a constant-currency basis). Net income in the 4th quarter was $674 million, a 34% increase versus the prior year. Net income was $13.47 per diluted share, a 35% increase as compared to the prior year.
Non-GAAP net income in the 4th quarter was $711 million, a 31% increase versus the prior year. Non-GAAP net income was $14.21 per diluted share, a 32% increase compared to $10.73 per diluted share a year ago. Adjusted EBITDA for the 4th quarter 2016 was $869 million, an increase of 22% versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
For the full-year 2016, the Group had gross travel bookings of $68.1 billion, a 23% increase compared to 2015 (approximately 25% on a constant-currency basis). The Group's gross profit in 2016 was $10.3 billion, a 20% increase from the prior year (approximately 23% on a constant-currency basis). International operations contributed full-year gross profit of $9.1 billion, a 22% increase versus the prior year (approximately 25% on a constant-currency basis).
The Group had GAAP net income for full-year 2016 of $2.1 billion, a 16% decrease versus the prior year. Net income was $42.65 per diluted share, a 14% decrease as compared to prior year. Net income for full-year 2016 was negatively impacted by a non-cash charge of $941 million recorded in the 3rd quarter of 2016 related to an impairment of goodwill, which reduced net income per diluted share by $18.79.
Non-GAAP net income for full year 2016 was $3.3 billion, a 23% increase versus the prior year. Non-GAAP net income was $65.63 per diluted share, a 26% increase compared to $51.92 per diluted share a year ago. Adjusted EBITDA for 2016 was $4.1 billion, an increase of 19% over the prior year.
"The Priceline Group finished 2016 with a strong 4th quarter, reporting accelerating growth in hotel room nights booked, with solid organic growth and attractive profit margins," said Glenn Fogel, Chief Executive Officer of The Priceline Group. "We also recorded accelerating growth in room nights booked for the full year 2016 over 2015, which reflects the benefits of our scaled accommodations platform and strong execution by our global teams."
Looking forward to 2017, Mr. Fogel said, "We will continue to focus on growing our supply base to drive customer choice, innovating around the customer experience and investing efficiently in marketing to deliver profitable top-line growth."

Non-GAAP Financial Measures
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Consolidated Financial Statements, the Group uses the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP gross profit, non-GAAP net income, non-GAAP net income per share and free cash flow. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.
The Group uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Group believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Group’s ongoing operating performance because they facilitate comparison of the Group’s results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP financial measures, in particular adjusted EBITDA and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of our consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes amortization expense of intangibles,

•	excludes the impact, if any, of significant charges related to the impairment of goodwill,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to our convertible debt,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments, and

•	the tax impact of these non-GAAP adjustments mentioned above.
In addition to the adjustments listed above regarding non-GAAP net income, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense and includes the impact of foreign currency transactions and other expenses.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period financial results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of the Group's financial results under GAAP to non-GAAP financial information for the three and twelve months ended December 31, 2016 and 2015.

Financial Guidance for 1st Quarter 2017

	Guidance Ranges
(U.S. Dollars in millions, except per share amounts)	Low	High
Metrics
Year over year growth - Room nights booked	20%	25%
Year over year growth - Total gross travel bookings	17%	22%
Year over year growth - Total gross travel bookings (constant currency)	19%	24%

GAAP
Year over year growth - Gross profit	9.5%	14.5%
Year over year growth - Gross profit (constant currency)	11%	16%
Net income per diluted share	$7.50	$7.90

Non-GAAP
Non-GAAP Net income per diluted share	$8.25	$8.65
Adjusted EBITDA	$550	$580

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our performance advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- our ability to respond to and keep up with the rapid pace of technological change;
-- systems-related failures and/or security breaches;
-- adverse changes in the Group's relationships with travel service providers and restaurants;
-- the ability to attract and retain qualified personnel;
-- volatility in the price of our common stock; and
-- tax, legal and regulatory risks.

For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 220 countries through six primary brands - Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit PricelineGroup.com and follow us on Twitter @PricelineGroup.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@pricelinegroup.com

The Priceline Group Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$2,081,075	$1,477,265
Short-term investments	2,218,880	1,171,246
Accounts receivable, net of allowance for doubtful accounts of $25,565 and $15,014, respectively	860,115	645,169
Prepaid expenses and other current assets	241,449	259,557
Total current assets	5,401,519	3,553,237
Property and equipment, net	347,017	274,786
Intangible assets, net	1,993,885	2,167,533
Goodwill	2,396,906	3,375,000
Long-term investments	9,591,067	7,931,363
Other assets	108,579	118,656
Total assets	$19,838,973	$17,420,575

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$419,108	$322,842
Accrued expenses and other current liabilities	857,467	681,587
Deferred merchant bookings	614,361	434,881
Convertible debt	967,734	—
Total current liabilities	2,858,670	1,439,310
Deferred income taxes	822,334	892,576
Other long-term liabilities	138,767	134,777
Long-term debt	6,170,522	6,158,443
Total liabilities	9,990,293	8,625,106

Convertible debt	28,538	—

Stockholders' equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 62,379,247 and 62,039,516 shares issued, respectively	485	482
Treasury stock, 13,190,929 and 12,427,945 shares, respectively	(6,855,164)	(5,826,640)
Additional paid-in capital	5,482,653	5,184,910
Retained earnings	11,326,852	9,191,865
Accumulated other comprehensive income (loss)	(134,684)	244,852
Total stockholders' equity	9,820,142	8,795,469
Total liabilities and stockholders' equity	$19,838,973	$17,420,575

The Priceline Group Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Agency revenues	$1,736,677	$1,400,724	$7,982,116	$6,527,898
Merchant revenues	439,816	445,782	2,048,005	2,082,973
Advertising and other revenues	171,940	153,489	712,885	613,116
Total revenues	2,348,433	1,999,995	10,743,006	9,223,987
Cost of revenues	72,072	120,612	428,314	632,180
Gross profit	2,276,361	1,879,383	10,314,692	8,591,807
Operating expenses:
Performance advertising	738,466	561,255	3,479,287	2,738,218
Brand advertising	40,740	54,161	295,698	273,704
Sales and marketing	112,515	83,685	435,225	353,221
Personnel, including stock-based compensation of $74,524, $74,949, $249,574 and $247,395, respectively	361,417	312,757	1,350,032	1,166,226
General and administrative	115,636	106,591	455,909	415,420
Information technology	37,419	32,270	142,393	113,617
Depreciation and amortization	79,807	70,764	309,135	272,494
Impairment of goodwill	—	—	940,700	—
Total operating expenses	1,486,000	1,221,483	7,408,379	5,332,900
Operating income	790,361	657,900	2,906,313	3,258,907
Other income (expense):
Interest income	29,089	16,414	94,946	55,729
Interest expense	(55,236)	(43,767)	(207,900)	(160,229)
Foreign currency transactions and other	(1,551)	(14,017)	(16,913)	(26,087)
Impairment of cost-method investments	—	—	(63,208)	—
Total other expense	(27,698)	(41,370)	(193,075)	(130,587)
Earnings before income taxes	762,663	616,530	2,713,238	3,128,320
Income tax expense	88,755	112,261	578,251	576,960
Net income	673,908	504,269	2,134,987	2,551,360
Net income applicable to common stockholders per basic common share	$13.66	$10.14	$43.14	$50.09
Weighted-average number of basic common shares outstanding	49,320	49,741	49,491	50,940
Net income applicable to common stockholders per diluted common share	$13.47	$10.00	$42.65	$49.45
Weighted-average number of diluted common shares outstanding	50,020	50,403	50,063	51,593

The Priceline Group Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2016	2015	2014
OPERATING ACTIVITIES:
Net income	$2,134,987	$2,551,360	$2,421,753
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	140,059	101,517	78,241
Amortization	169,076	170,977	129,579
Provision for uncollectible accounts, net	46,241	24,324	22,990
Deferred income tax expense (benefit)	(111,905)	(61,335)	31,707
Stock-based compensation expense and other stock-based payments	249,726	249,133	189,292
Amortization of debt issuance costs	7,758	7,578	5,229
Amortization of debt discount	68,974	66,687	54,731
Loss on early extinguishment of debt	—	3	6,270
Impairment of goodwill	940,700	—	—
Impairment of cost-method investments	63,208	—	—
Changes in assets and liabilities:
Accounts receivable	(284,221)	(68,694)	(182,209)
Prepaid expenses and other current assets	5,495	(81,611)	(48,932)
Accounts payable, accrued expenses and other current liabilities	516,356	166,201	203,870
Other	(21,757)	(23,909)	1,876
Net cash provided by operating activities	3,924,697	3,102,231	2,914,397

INVESTING ACTIVITIES:
Purchase of investments	(6,741,202)	(8,669,690)	(10,552,214)
Proceeds from sale of investments	3,684,103	5,084,238	10,902,500
Additions to property and equipment	(219,889)	(173,915)	(131,504)
Acquisitions and other investments, net of cash acquired	(7,813)	(140,338)	(2,496,366)
Acquisition of land use rights	(48,494)	—	—
Proceeds from foreign currency contracts	—	453,818	14,354
Payments on foreign currency contracts	—	(448,640)	(94,661)
Net cash used in investing activities	(3,333,295)	(3,894,527)	(2,357,891)

FINANCING ACTIVITIES:
Proceeds from revolving credit facility	—	225,000	995,000
Payments related to revolving credit facility	—	(225,000)	(995,000)
Proceeds from the issuance of long-term debt	994,705	2,399,034	2,264,753
Payment of debt issuance costs - revolving credit facility	—	(4,005)	—
Payments related to conversion of senior notes	—	(147,629)	(125,136)
Repurchase of common stock	(1,013,526)	(3,089,055)	(750,378)
Payments of contingent consideration	—	(10,700)	—
Proceeds from exercise of stock options	15,572	20,851	16,389
Excess tax benefits on stock-based awards and other equity deductions	60,986	101,508	23,366
Net cash provided by (used in) financing activities	57,737	(729,996)	1,428,994
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(45,203)	(149,131)	(136,476)
Net increase (decrease) in cash, cash equivalents and restricted cash	603,936	(1,671,423)	1,849,024
Cash, cash equivalents and restricted cash, beginning of period	1,478,071	3,149,494	1,300,470
Cash, cash equivalents and restricted cash, end of period	$2,082,007	$1,478,071	$3,149,494

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$636,550	$534,105	$491,530
Cash paid during the period for interest	$125,912	$54,299	$16,950
Non-cash investing activity for contingent consideration	$—	$9,170	$10,700
Non-cash financing activity for acquisitions	$—	$—	$13,751

The Priceline Group Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015
	Gross profit	$2,276,361	$1,879,383	$10,314,692	$8,591,807

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	—	(30,059)

	Non-GAAP Gross profit	$2,276,361	$1,879,383	$10,314,692	$8,561,748

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015
	Net income	$673,908	$504,269	$2,134,987	$2,551,360

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	—	(30,059)
(c)	Depreciation and amortization	79,807	70,764	309,135	272,494
(d)	Impairment of goodwill	—	—	940,700	—
(e)	Interest income	(29,089)	(16,414)	(94,946)	(55,729)
(e)	Interest expense	55,236	43,767	207,900	160,229
(f)	Loss on extinguishment of convertible debt	—	—	—	3
(g)	Impairment of cost-method investments	—	—	63,208	—
(h)	Income tax expense	88,755	112,261	578,251	576,960

	Adjusted EBITDA	$868,617	$714,647	$4,139,235	$3,475,258

	Adjusted EBITDA as a % of Non-GAAP Gross profit	38.2%	38.0%	40.1%	40.6%

The Priceline Group Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015
	Net income	$673,908	$504,269	$2,134,987	$2,551,360

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	—	(30,059)
(b)	Amortization of intangible assets	41,701	42,767	169,076	170,977
(d)	Impairment of goodwill	—	—	940,700	—
(f)	Debt discount amortization related to convertible debt	16,359	15,832	64,640	62,885
(f)	Loss on extinguishment of convertible debt	—	—	—	3
(g)	Impairment of cost-method investments	—	—	63,208	—
(i)	Tax impact of Non-GAAP adjustments	(21,115)	(22,222)	(86,702)	(76,391)

	Non-GAAP Net income	$710,853	$540,646	$3,285,909	$2,678,775

	GAAP weighted-average number of diluted common shares outstanding	50,020	50,403	50,063	51,593

	Non-GAAP Net income per diluted common share	$14.21	$10.73	$65.63	$51.92

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Three Months Ended December 31,		Year Ended December 31,
		2016	2015	2016	2015
	Net cash provided by operating activities	$1,106,509	$881,072	$3,924,697	$3,102,231

(j)	Additions to property and equipment	(51,813)	(47,278)	(219,889)	(173,915)
(j)	Acquisition of land use rights	—	—	(48,494)	—

	Free cash flow	$1,054,696	$833,794	$3,656,314	$2,928,316

	Free cash flow as a % of Non-GAAP Gross profit	46.3%	44.4%	35.4%	34.2%

Notes:
(a)	Adjustment for travel transaction taxes (including estimated interest and penalties) principally related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Amortization of intangible assets is recorded in Depreciation and amortization expense.
(c)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(d)	Impairment of goodwill is recorded in Operating expenses and related to OpenTable.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of convertible debt are recorded in Interest expense and Foreign currency transactions and other, respectively.

(g)	Impairment of cost-method investments is recorded in Other income (expense) and principally relates to our investment in Hotel Urbano.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)	Reflects the tax impact of non-GAAP adjustments.
(j)	Additions to property and equipment and land use rights are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

The Priceline Group Inc.
Statistical Data
In millions
(Unaudited)

Gross Bookings	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Agency	$8,974	$11,908	$12,867	$12,850	$10,344	$14,534	$15,369	$15,757	$12,978
Merchant	1,685	1,867	2,094	1,928	1,670	2,119	2,494	2,703	2,134
Total	$10,659	$13,775	$14,960	$14,778	$12,015	$16,653	$17,862	$18,460	$15,112

Year/Year Growth
Agency	18.5%	13.2%	11.1%	8.7%	15.3%	22.1%	19.4%	22.6%	25.5%
Merchant	7.9%	5.8%	7.0%	(3.7)%	(0.9)%	13.5%	19.1%	40.2%	27.8%
Total	16.7%	12.2%	10.5%	6.9%	12.7%	20.9%	19.4%	24.9%	25.8%
Constant Currency	23%	26%	26%	22%	24%	26%	21%	26%	28%

Units Sold	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Room Nights	78.2	104.6	113.1	115.6	99.1	136.5	140.7	149.6	129.7
Year/Year Growth	24.0%	25.4%	26.2%	22.0%	26.6%	30.5%	24.4%	29.4%	31.0%

Rental Car Days	11.0	14.6	17.2	16.0	12.2	16.2	18.5	18.0	14.0
Year/Year Growth	16.1%	18.0%	20.1%	13.0%	10.6%	10.9%	7.9%	12.5%	14.4%

Airline Tickets	1.7	2.0	2.1	2.0	1.7	1.8	2.0	1.9	1.6
Year/Year Growth	(4.0)%	(3.2)%	0.3%	(1.1)%	(2.6)%	(7.2)%	(6.6)%	(2.5)%	(4.3)%

	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16	3Q16	4Q16
Revenue	$1,840.1	$1,840.7	$2,280.4	$3,102.9	$2,000.0	$2,148.1	$2,555.9	$3,690.6	$2,348.4
Year/Year Growth	19.4%	12.1%	7.4%	9.4%	8.7%	16.7%	12.1%	18.9%	17.4%

Gross Profit	$1,674.7	$1,672.2	$2,092.9	$2,947.3	$1,879.4	$2,019.5	$2,429.8	$3,589.1	$2,276.4
Year/Year Growth	25.6%	18.9%	11.1%	12.5%	12.2%	20.8%	16.1%	21.8%	21.1%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.